UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 2003


                                   VALERO L.P.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-16417                 74-2956831
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                       One Valero Place
                      San Antonio, Texas                             78212
           (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (210) 370-2000

                         ------------------------------






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Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         99.1 Press Release dated April 21, 2003.


Item 9.  Regulation FD Disclosure (including Item 12 information).

The following information, which is intended to be furnished under Item 12 "Results of Operations and Financial Condition," is being furnished under this
Item 9 in accordance with SEC Release No. 33-8216.

On April 21, 2003, Valero L.P. (the "Partnership") issued a press release announcing financial results for the Partnership's first quarter 2003 earnings. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference. The press release discloses certain financial measures (EBITDA and distributable cash flow) that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Reasons for the Partnership's use of these non-GAAP financial measures are disclosed in the Partnership's annual report on Form 10-K for the year ended December 31, 2002, under the caption "Item 6. Selected Financial Data."

The information in this report is being furnished, not filed, pursuant to Item 12 of Form 8-K. Accordingly, the information in Item 12 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 VALERO L.P.

                                 By:   Riverwalk Logistics, L.P.
                                       its general partner

                                       By:  Valero GP, LLC
                                            its general partner



Date: April 21, 2003                        By:     /s/Bradley C. Barron
                                                  ------------------------------
                                            Name:      Bradley C. Barron
                                            Title:     Corporate Secretary



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                                  EXHIBIT INDEX


         Number   Exhibit

         99.1     Press Release dated April 21, 2003.




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                                                                    Exhibit 99.1


                              Valero L.P. Reports

                             First Quarter Earnings





SAN ANTONIO, April 21, 2003 -- Valero L.P. (NYSE: VLI) today announced net income applicable to limited partners of $11.8 million, or $0.60 per unit, for the first quarter of 2003, compared to $9.6 million, or $0.50 per unit, for the first quarter of 2002. Distributable cash flow for the first quarter was $15.5 million, or $0.69 per unit. With respect to the quarterly distribution to unitholders payable for the first quarter of 2003, the Board of Directors of the partnership has approved a distribution of $0.70 per unit payable May 15, 2003.

Although throughput volumes in January and early February were down primarily due to seasonal refinery run cuts at Valero Energy Corporation's McKee and Ardmore refineries, throughput volumes increased substantially in March as a result of improved refining and marketing fundamentals. In addition, the partnership benefited from the contribution of the pipeline and crude oil tank assets acquired March 18, 2003.

"This has been another exciting quarter for Valero L.P., especially with the recent $350 million acquisition of the crude oil tank assets and the South Texas Pipeline System from Valero Energy," said Curt Anastasio, Chief Executive Officer of Valero L.P. "This acquisition was a major step in our strategy of growth through accretive acquisitions and has allowed us to significantly diversify our earnings base. We now serve six of Valero Energy's 12 refineries and believe that we will be able to increase our annual operating income by more than $30 million from the contribution of these assets."

"With the increase in earnings and cash flow from these recent transactions, we expect to be in a position to recommend to our Board of Directors an increase in the quarterly distribution of five cents per unit starting with the distribution with respect to the second quarter of 2003. This would increase the quarterly distribution to 75 cents per unit, or $3.00 per unit annually, and would mark the third increase in the quarterly distribution rate since the second quarter of 2002."

"Our primary goal  remains  increasing  our cash  distributions  to  unitholders
through  accretive   acquisitions  and  internal  growth   opportunities   while
maintaining a strong balance sheet and coverage ratio," said Anastasio.

A conference call with management is scheduled for 4:00 p.m. ET (3:00 p.m. CT) today, (April 21), to discuss the financial and operational results for the first quarter of 2003. Anyone interested in listening to the presentation can call 888/815-2262, ID 9586060, or listen via the internet on the company's web site at www.valerolp.com.

Valero L.P. owns and operates crude oil and refined product pipelines, refined product terminals and refinery crude oil tank assets primarily in Texas, New Mexico, Colorado, Oklahoma and California. The partnership transports refined products from Valero Energy's refineries to established and growing markets in the Mid-Continent, Southwest and the Texas-Mexico border region of the United States. In addition, its pipelines and storage facilities primarily supply six of Valero Energy's key refineries with crude oil and other feedstocks as well as provide access to domestic and foreign crude oil sources.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of Valero L.P. All forward-looking statements are based on the partnership's beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership's current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Valero L.P.'s 2002 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

For more information, visit Valero L.P.'s web site at www.valerolp.com.


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                                   Valero L.P.
                       Consolidated Financial Information
                             March 31, 2003 and 2002
                   (unaudited, in thousands, except unit data,
                      per unit data and barrel information)



                                                            Three Months Ended
                                                                March 31,
                                                     ---------------------------
                                                          2003             2002
                                                          ----             ----
 Statement of Income Data (Note 1):
  Revenues                                           $   31,816      $   26,024
                                                      ---------       ---------
  Costs and expenses:
      Operating expenses                                 11,661           9,184
      General and administrative expenses                 1,844           1,788
      Depreciation and amortization                       4,283           4,356
                                                      ---------      ----------
         Total costs and expenses                        17,788          15,328
                                                      ---------      ----------
  Operating income                                       14,028          10,696
      Equity income from Skelly-Belvieu
        Pipeline Company                                    731             678
      Interest expense, net (Note 2)                     (2,377)           (556)
                                                      ---------      ----------
  Income before income tax expense                       12,382          10,818
      Income tax expense (Note 3)                             -             395
                                                      ---------      ----------
  Net income                                             12,382          10,423
      Net income applicable to general
        partner (Note 3)                                   (624)           (845)
                                                      ---------      ----------
    Net income applicable to limited partners        $  11,758      $     9,578
                                                      =========      ==========

  Net income per unit applicable to limited
     partners (Note 4)                               $      0.60    $      0.50
  Weighted average number of limited
     partnership units outstanding (Note 5)           19,556,486     19,241,617
  Earnings before interest, taxes and
     depreciation and amortization (EBITDA, Note 6)  $    19,042    $    15,730
  Distributable cash flow (Note 6)                        15,490         14,478

 Operating Data (barrels/day):
     Crude oil pipeline throughput                       332,760        312,387
     Refined product pipeline throughput                 296,816        262,872
     Refined product terminal throughput                 176,797        175,816
     Crude oil tank throughput                            77,458              -


                                                      March 31,     December 31,
                                                         2003          2002
                                                         ----          ----
 Balance Sheet Data:
     Long-term debt, including current
       portion (Note 2)                              $   383,891     $  109,658
     Partners' equity (Note 5)                           362,590        293,895

     Debt-to-capitalization ratio                          51.4%          27.2%



                  See accompanying notes on the following page.

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                                   Valero L.P.
                 Consolidated Financial Information - Continued
                             March 31, 2003 and 2002

Notes:
     1. Effective March 18, 2003, Valero L.P. and Valero Energy Corporation (Valero Energy) entered into (i) a contribution agreement whereby Valero Energy contributed to Valero Logistics Operations, L.P. (Valero Logistics) certain crude oil and other feedstock tank assets in exchange for an aggregate amount of $200,000,000 in cash, and (ii) a contribution agreement whereby Valero Energy contributed to Valero Logistics certain refined product pipelines and refined product terminals (referred to as the South Texas Pipelines and Terminals) in exchange for an aggregate amount of $150,000,000 in cash. The statement of income for the three months ended March 31, 2003, includes $1,791,000 of operating income related to the tank assets and the South Texas Pipelines and Terminals for the period from March 19, 2003 through March 31, 2003, excluding depreciation expense of approximately $460,000. The statement of income for the three months ended March 31, 2003, also includes $543,000 of operating income related to the Telfer asphalt terminal acquired effective January 7, 2003 for $15,000,000 in cash.

     2. Interest expense increased for the three months ended March 31, 2003 as compared to the three months ended March 31, 2002 primarily due to interest expense related to the 6.875% senior notes issued in July of 2002, the proceeds of which were used to repay borrowings under the variable-rate revolving credit facility, and interest expense related to a private placement of $250,000,000 of 6.05% senior notes and $25,000,000 of borrowings under the revolving credit facility effective March18, 2003. These 2003 borrowings were used to fund a portion of the acquistions discussed in Note 1 and the redemption of common units discussed in Note 5. Also during the three months ended March 31, 2003, Valero Logistics entered into $105,000,000 (notional amount) of interest rate swaps, which effectively convert $105,000,000 of fixed rate debt to variable rate debt.

     3. Net income for the three months ended March 31, 2002 includes $650,000 (net of income tax expense of $395,000) related to the Wichita Falls Business for the month ended January 31, 2002. Such net income was allocated entirely to the general partner. Net income applicable to the general partner includes the effect of incentive distributions.

     4. Net income is allocated between limited partners and the general partner's interests. Then such apportioned net income applicable to the limited partners is divided by the weighted average number of limited partnership units outstanding for such class.

     5. On March 18, 2003, Valero L.P. redeemed from Valero Energy 3,809,750 common units for $134,065,000 in cash, using a portion of the proceeds from the $250,000,000 private placement of 6.05% senior notes discussed in Note 2. Also on March 18, 2003, Valero L.P. closed on a public offering of 5,750,000 common units for total proceeds of $202,342,000, net of underwriters' discount. As a result of these common unit transactions, Valero Energy's aggregate ownership interest in Valero L.P. was reduced to 49.5%, including Riverwalk Logistics, L.P.'s 2% general partner interest.

     6. The following is a reconciliation of income before income tax expense to EBITDA and distributable cash flow:

                                                     Three Months Ended
                                                           March 31,
                                                    -------------------------
                                                    2003                 2002
                                                    ----                 ----
                                                         (in thousands)

     Income before income tax expense               $  12,382         $  10,818
       Plus interest expense, net                       2,377               556
       Plus depreciation and amortization               4,283             4,356
                                                    ---------         ---------
     EBITDA                                            19,042            15,730
       Less equity income from Skelly-Belvieu
        Pipeline Company                                 (731)             (678)
       Less interest expense, net                      (2,377)             (556)
       Less maintenance capital expenditures           (1,192)             (789)
       Plus distributions from Skelly-Belvieu
        Pipeline Company                                  748               771
                                                    ---------         ---------
                                                    ---------         ---------
     Distributable cash flow                        $  15,490         $  14,478
                                                    =========         =========

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